                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of December 31, 2002, supplements the
Management Agreement, dated as of November 16, 1998, as amended pursuant to
Addendum to Management Agreement, dated as of December 1, 2000, June 18, 2001 and March 6, 2002 (the "Agreement"), by and between American Century Variable
Portfolios, Inc., ("ACVP") and American Century Investment Management, Inc.
("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such management shall receive the Applicable Fee set forth below:

           Name of Series            Class        Applicable Fee
           --------------            -----        --------------

  VP Large Company Value Fund        Class I      0.90% on first $1 billion
                                                  0.80% on next $4 billion
                                                  0.70% thereafter

  VP Large Company Value Fund        Class II     0.80% on first $1 billion
                                                  0.70% on next $4 billion
                                                  0.60% thereafter

         2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                     VARIABLE PORTFOLIOS, INC.

/s/Charles A. Etherington                            /s/David C. Tucker
Charles A. Etherington                               David C. Tucker
Vice President                                       Senior Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                     MANAGEMENT, INC.

/s/Charles A. Etherington                            /s/David C. Tucker
Charles A. Etherington                               David C. Tucker
Assistant Secretary                                  Senior Vice President